Exhibit 3.1

【This is an English Translation of the original issued in Japanese】

[NOTE] Perpetuals.com Ltd assumes no responsibility for this translation or for direct, indirect, or other forms of damages arising from the translation. This document has been translated from the Japanese original for reference purpose only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

Amended and Restated Articles of Incorporation of “Perpetuals.com Ltd”.

Chapter 1 General Provisions

(Corporate Name)

Article 1
The Company shall be known as Perpetuals.com Ltd. and in English as “Perpetuals.com Ltd”.

(Purpose)

Article 2
The purpose of the Company shall be to engage in the following businesses:

1.	Contracted system development, maintenance and operation services

2.	Construction and consulting services relating to IT systems

3.	Planning, development and sale of computer systems and software

4.	Planning, production and agency services for advertising and promotion, and consulting services relating thereto

5.	Planning and production of illustration, graphic design and computer graphics

6.	Acquisition, holding, management and sale of securities

7.	Consulting services for the operation of stores such as beauty salons, chiropractic clinics and personal gym offices

8.	Sale of content, assets and other items utilizing blockchain technology

9.	Financial business and investment in venture capital

10.	Investment business and investment advisory business

11.	Arrangement and intermediary services for domestic and overseas investments

12.	Listing support and listing consulting business

13.	Any and all businesses incidental or related to the foregoing items

(Location of Head Office)

Article 3
The head office of the Company shall be located in Taito-ku, Tokyo.

(Corporate Bodies)

Article 4
In addition to the General Meeting of Shareholders and Directors, the Company shall establish the following corporate bodies:

1.	Board of Directors

2.	Audit & Supervisory Board Members

3.	Board of Audit & Supervisory Board Members

(Method of Public Notice)

Article 5
Public notices of the Company shall be given by electronic public notice.
However, in the event that electronic public notice cannot be made due to accident or other unavoidable circumstances, such notice shall be published in The Nikkei newspaper.

Chapter 2 Shares

(Total Number of Authorized Shares)

Article 6
The total number of shares authorized to be issued by the Company shall be 55,300,000 shares.

(Acquisition of Treasury Shares)

Article 7
Pursuant to Article 165, Paragraph 2 of the Companies Act, the Company may acquire its own shares by resolution of the Board of Directors.

(Issuance of Share Certificates)

Article 8
The Company shall issue share certificates for its shares.

2.	The Company shall issue share certificates in eight (8) types: certificates representing 1 share, 10 shares, 100 shares, 1,000 shares, 10,000 shares, 100,000 shares, 1,000,000 shares and 10,000,000 shares.
However, if deemed necessary by the Company, share certificates representing a different number of shares may be issued.

(Shareholder Registry Administrator)

Article 9
The Company shall appoint a shareholder registry administrator.

2.	The shareholder registry administrator and the location of its office shall be determined by resolution of the Board of Directors.

3.	The preparation and maintenance of the shareholder registry and stock acquisition rights registry, and all other administrative matters relating thereto, shall be entrusted to the shareholder registry administrator, and shall not be handled by the Company itself.

(Share Handling Regulations)

Article 10
The handling of shares of the Company and related fees shall be governed by laws and regulations, these Articles of Incorporation, and the share handling regulations established by the Board of Directors.

Chapter 3 General Meeting of Shareholders

(Convocation)

Article 11
The Ordinary General Meeting of Shareholders shall be convened within three (3) months after the end of each fiscal year, and Extraordinary General Meetings of Shareholders shall be convened whenever necessary.

(Record Date for Ordinary General Meeting)

Article 12
The record date for voting rights at the Ordinary General Meeting of Shareholders shall be April 30 of each year.

(Convener and Chairperson)

Article 13
Unless otherwise provided by laws and regulations, the President and Representative Director shall convene the General Meeting of Shareholders and act as chairperson thereof.

2.	If the President and Representative Director is unable to act, another Director shall convene and preside over the meeting in accordance with the order predetermined by the Board of Directors.

(Deemed Provision by Internet Disclosure)

Article 14
Upon convening a General Meeting of Shareholders, the Company may deem that it has provided shareholders with information to be stated or displayed in the reference documents for the General Meeting of Shareholders, business reports, financial statements and consolidated financial statements, by disclosing such information via the internet in accordance with the applicable laws and regulations.

(Method of Resolutions)

Article 15
Resolutions of the General Meeting of Shareholders shall be adopted by a majority of the voting rights of shareholders present and entitled to exercise voting rights, unless otherwise provided by laws, regulations or these Articles of Incorporation.

2.	Resolutions specified in Article 309, Paragraph 2 of the Companies Act shall be adopted by shareholders holding at least one-third (1/3) of the voting rights entitled to exercise voting rights being present, and by at least two-thirds (2/3) of the voting rights of such shareholders.

(Exercise of Voting Rights by Proxy)

Article 16
A shareholder may exercise voting rights by proxy, provided that the proxy is another shareholder of the Company who holds voting rights.

2.	A shareholder or proxy must submit a document evidencing the authority of proxy for each General Meeting of Shareholders.

(Minutes)

Article 17
Minutes of the General Meeting of Shareholders shall be prepared in writing or in electronic form in accordance with applicable laws and regulations.

Chapter 4 Directors and Board of Directors

(Number of Directors)

Article 18
The Company shall have no more than ten (10) Directors.

(Election of Directors)

Article 19
Directors shall be elected by resolution of the General Meeting of Shareholders.

2.	Such resolution shall be adopted by shareholders holding at least one-third (1/3) of the voting rights entitled to exercise voting rights being present, and by a majority of the voting rights of such shareholders.

3.	Election of Directors shall not be conducted by cumulative voting.

(Term of Office)

Article 20
The term of office of Directors shall expire at the conclusion of the Ordinary General Meeting of Shareholders relating to the final fiscal year ending within two (2) years after their election.

2.	The term of office of Directors elected as an increase or substitute shall expire at the same time as the term of office of the remaining Directors.

(Representative Directors and Executive Titles)

Article 21
The Board of Directors shall appoint Representative Directors by resolution.

2.	The Board of Directors may, by resolution, appoint one (1) Chairperson of the Board and one (1) President, as well as one or more Vice Presidents, Senior Managing Directors and Managing Directors.

(Convocation and Chairperson of the Board of Directors)

Article 22
Unless otherwise provided by laws and regulations, the President shall convene meetings of the Board of Directors and act as chairperson thereof.

2.	If the President is unable to act, another Director shall convene and preside over the meeting in accordance with the order predetermined by the Board of Directors.

(Notice of Convocation of Board of Directors)

Article 23
Notice of a meeting of the Board of Directors shall be given to each Director and Audit & Supervisory Board Member at least three (3) days prior to the meeting.

However, in cases of emergency, such period may be shortened.

2.	With the consent of all Directors and Audit & Supervisory Board Members, a meeting of the Board of Directors may be held without following the convocation procedures.

(Method of Resolutions of the Board of Directors)

Article 24
Resolutions of the Board of Directors shall be adopted by a majority of Directors eligible to vote being present, and by a majority of the Directors present.

(Deemed Resolution of the Board of Directors)

Article 25
When the requirements of Article 370 of the Companies Act are satisfied, the Company shall deem that a resolution of the Board of Directors has been adopted.

(Minutes of the Board of Directors)

Article 26
Minutes of the Board of Directors shall be prepared, stating the proceedings and results of the meeting and other matters required by laws and regulations, and shall be signed or electronically signed by the Directors and Audit & Supervisory Board Members present.

(Board of Directors Regulations)

Article 27
Matters relating to the Board of Directors shall be governed by laws, regulations, these Articles of Incorporation, and the Board of Directors regulations established by the Board of Directors.

(Remuneration)

Article 28
Remuneration, bonuses and other economic benefits received by Directors as consideration for the execution of their duties shall be determined by resolution of the General Meeting of Shareholders.

(Exemption from Liability of Directors)

Article 29
Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Directors (including former Directors) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

2.	Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into agreements with Directors (excluding executive Directors) to limit liability for damages arising from negligence in the performance of their duties; provided that the maximum amount of such liability shall be the amount prescribed by laws and regulations.

Chapter 5 Audit & Supervisory Board Members and Board of Audit & Supervisory Board Members

(Number of Audit & Supervisory Board Members)

Article 30
The Company shall have no more than five (5) Audit & Supervisory Board Members.

(Election of Audit & Supervisory Board Members)

Article 31
Audit & Supervisory Board Members shall be elected by resolution of the General Meeting of Shareholders.

2.	Such resolution shall be adopted by shareholders holding at least one-third (1/3) of the voting rights entitled to exercise voting rights being present, and by a majority of the voting rights of such shareholders.

(Term of Office)

Article 32
The term of office of Audit & Supervisory Board Members shall expire at the conclusion of the Ordinary General Meeting of Shareholders relating to the final fiscal year ending within four (4) years after their election.

2.	The term of office of Audit & Supervisory Board Members elected as substitutes shall expire at the same time as the term of office of the Audit & Supervisory Board Member replaced.

(Full-Time Audit & Supervisory Board Members)

Article 33
The Board of Audit & Supervisory Board Members shall appoint Full-Time Audit & Supervisory Board Members by resolution.

(Notice of Convocation of Board of Audit & Supervisory Board Members)

Article 34
Notice of a meeting of the Board of Audit & Supervisory Board Members shall be given to each Audit & Supervisory Board Member at least three (3) days prior to the meeting.

However, in cases of emergency, such period may be shortened.

2.	With the consent of all Audit & Supervisory Board Members, a meeting may be held without following the convocation procedures.

(Method of Resolutions of Board of Audit & Supervisory Board Members)

Article 35
Resolutions of the Board of Audit & Supervisory Board Members shall be adopted by a majority of Audit & Supervisory Board Members, unless otherwise provided by laws and regulations.

(Minutes of the Board of Audit & Supervisory Board Members)

Article 36
Minutes of the Board of Audit & Supervisory Board Members shall be prepared, stating the proceedings and results of the meeting and other matters required by laws and regulations, and shall be signed or electronically signed by the Audit & Supervisory Board Members present.

(Board of Audit & Supervisory Board Members Regulations)

Article 37
Matters relating to the Board of Audit & Supervisory Board Members shall be governed by laws, regulations, these Articles of Incorporation, and the Board of Audit & Supervisory Board Members regulations established by the Board of Audit & Supervisory Board Members.

(Remuneration)

Article 38
Remuneration of Audit & Supervisory Board Members shall be determined by resolution of the General Meeting of Shareholders.

(Exemption from Liability of Audit & Supervisory Board Members)

Article 39
Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Audit & Supervisory Board Members (including former Audit & Supervisory Board Members) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

2.	Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into agreements with Audit & Supervisory Board Members to limit liability for damages arising from negligence in the performance of their duties; provided that the maximum amount of such liability shall be the amount prescribed by laws and regulations.

Chapter 6 Accounting

(Fiscal Year)

Article 40
The fiscal year of the Company shall commence on May 1 of each year and end on April 30 of the following year.

(Record Date for Dividends of Surplus)

Article 41
The record date for year-end dividends of surplus shall be April 30 of each year.

2.	In addition to the foregoing, dividends of surplus may be paid by fixing a record date.

(Interim Dividends)

Article 42
The Company may, by resolution of the Board of Directors, pay interim dividends with October 31 of each year as the record date.

(Statute of Limitations for Dividends)

Article 43
If dividends are not claimed within three (3) years from the date on which payment commences, the Company shall be released from the obligation to pay such dividends.

Supplementary Provisions

Established on April 11, 2018
Effective on May 1, 2018
Amended on May 14, 2018
Amended on October 1, 2018
Amended on July 1, 2019
Amended on October 28, 2019
Amended on July 28, 2020
Amended on July 29, 2021
Amended on October 25, 2021
Amended on May 6, 2022
Amended on July 28, 2022
Amended on June 22, 2023
Amended on July 5, 2024
Amended on November 14, 2025
Amended on January 16, 2026

January 16, 2026

The foregoing is a true and correct translation of the Articles of Incorporation of the Company.

Representative Director:
Satoshi Kobayashi